Exhibit 10.6



                              ACQUISITION AGREEMENT


THIS ACQUISITION AGREEMENT (this "Agreement") is entered into on September 30, 1999, by and between SAFE TECHNOLOGIES INTERNATIONAL, INC., a Delaware corporation ("SFAD") and JOHN D. COLODNY AND RUTH ANN SAUNDERS, (the "Stockholders") as the shareholders of connect.ad, Inc., connect.ad of South Florida, Inc., and connect.ad Services, Inc., each being a Florida corporation (collectively, the "Companies").

                                   RECITALS

It is the intention of the parties hereto that all of the issued and outstanding stock of the Companies shall be acquired by SFAD, in exchange for the issuance of SFAD Common Stock to the Stockholders, as set forth herein. The issuance of stock to the Stockholders is intended to qualify as a transaction in securities exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), and under the applicable securities laws of the state or jurisdiction where Stockholders reside, and the Acquisition is intended to qualify as a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code").

                                    AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and intending to be legally bound, the parties hereto agree as follows:

1. Purchase and Sale. The Stockholders agree to sell, and SFAD agrees to purchase, all of the issued and outstanding shares of stock of the Companies (the "Connect.ad Stock") for an aggregate purchase price of $300,000 US Dollars. The parties agree that $225,000 of the purchase price shall be allocated to the intangible assets of the Companies other than goodwill, $54,715 shall be allocated to goodwill, and $20,285 shall be allocated to the tangible assets of the Companies. The entire purchase price shall be paid by SFAD issuing to the Stockholders 4,285,714 shares of SFAD common stock (the "SFAD Stock"). The SFAD Stock shall be divided between the Stockholders in the same proportion as they own the Connect.ad Stock. The exact number of shares of SFAD Stock to be issued to the Stockholders will be based upon the appropriate number of shares, priced at $.07 per share of SFAD Stock. The purchase price will be guaranteed for one year from the date of closing. If, on the date that is one (1) year after the closing (the "Anniversary Date"), the




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aggregate Fair Value (as defined below) of the SFAD Stock issued to the
Stockholders is less than $300,000, then SFAD shall, within 10 days after the Anniversary Date, either (as determined by SFAD) (i) pay the Stockholders in cash an amount equal to the difference between $300,000 and the actual aggregate Fair Value as of the Anniversary Date of the SFAD Stock issued to the Stockholders (which difference is referred to as the "Makeup Amount") or (ii) issue to the Stockholders additional shares of SFAD common stock equal to the Makeup Amount divided by the actual Fair Value per share of the SFAD Stock as of the Anniversary Date.

The Fair Value of a share of SFAD Stock for purposes of this Agreement shall be determined as follows:

         (i) If the SFAD Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on The NASDAQ National Market, the current market value shall be the last reported sale price of the SFAD Stock on such exchange or Market on the last business day prior to the date in question or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange or Market; or

         (ii) If the SFAD Stock is not so listed or admitted to unlisted trading privileges, the current market value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc., on the last business day prior to the date in question; or

         (iii) If the SFAD Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value per share shall be an amount determined in such reasonable manner as may be prescribed in good faith by the Board of Directors of SFAD.

2. Consulting Agreement. At closing, SFAD and John D. Colodny will enter into the Consulting Agreement attached hereto.

3. Securities Representations of the Stockholders. In connection with the issuance of the SFAD Stock pursuant to this Agreement and the Consulting Agreement, the Stockholders individually and not jointly, represent and acknowledge to SFAD that:

(a) They have been advised and are aware that the issuance of the SFAD Stock to them will not be registered under the Securities Act of 1933 or any state securities laws and that, therefore, the SFAD Stock cannot be sold by them unless the SFAD Stock is so registered or exemptions from registration, such as SEC Rule 144, are available. Under Rule 144, no sales of the SFAD Stock can be made for one year after closing. In addition, notwithstanding the volume of sales which may be allowable under Rule 144 after one year from closing, the Stockholders each agree that they will not sell not more than 1/24th of the SFAD




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Stock issued to them in connection with this transaction during any calendar month.

(b) The Stockholders have received and read copies of SFAD's Form 10K for the fiscal year ended December 31, 1998, SFAD's Form 10Q's for the periods ended March 31, 1999 and June 30,1999, and any Form 8K's filed by SFAD since the date of the foregoing Form 10Q, have had an opportunity to question the principals of SFAD as to all matters which they deem material and relevant to their decision to enter into this transaction, and have had the opportunity to obtain any and all additional information necessary to verify the accuracy of the information received or any other supplemental information which they deem relevant to make an informed investment decision.

(c) The Stockholders have such knowledge and experience in business and financial matters, or competent professional advice, that they are capable of evaluating the merits and risks of acquiring the SFAD Stock. They understand the risks inherent in this transaction and have consulted with an attorney and/or accountant to the extent they deemed it necessary in reviewing this transaction.

(d) The Stockholders are entering into this transaction and acquiring the SFAD Stock for their own accounts for investment only and not as a nominee for others.

(e)       The Stockholders are residents of the State of Florida.

(f) The representations and agreements made in this paragraph shall survive closing of the transaction described in this Agreement.

4.        Representations and Warranties of the Stockholders. The
Stockholders, individually and not jointly, as a material inducement to SFAD to enter into this Agreement and consummate the transactions contemplated hereby, make the following representations and warranties to SFAD. The representations and warranties are true and correct in all material respects at this date, and will be true and correct in all material respects on the Closing Date as though made on and as of such date.

(a) Due Organization. The Companies are corporations duly organized and validity existing; each company's status is active; is qualified to do business and in good standing in each state where the properties owned, leased or operated, or the business conducted by them, requires such qualification. Each of the Companies has the power to own its properties and assets and to carry on its business as now presently conducted. The Articles of Incorporation and By-Laws of the Companies are attached hereto as Schedule 4(a) and are made a part hereof.





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(b)       Capitalization. The authorized capitalization of the Companies consists of (i) as to connect.ad, Inc., 100 shares of $1.00 par value common stock, of which 50 shares are currently issued and outstanding; (ii) as to connect.ad of South Florida, Inc., 100 shares of $1.00 par value common stock, of which 100 shares are currently issued and outstanding; and (iii) as to connect.ad Services, Inc., 1,000 shares of $.01 par value common stock, of which 200 shares are currently issued and outstanding. Except for the foregoing, there are no outstanding or presently authorized securities, warrants, preemptive rights, subscription rights or options to issue any of the Companies' securities.

(c) The Companies' Combined Financial Statements. Attached as Schedule 4(c) are the following combined Balance Sheets and Income Statements of the
Companies: audited Balance Sheets and Income Statements as of and for the periods ended December 31, 1997, December 31, 1998, and June 30, 1999; and unaudited Balance Sheet and Income Statement as of a date not more than 30 days prior to the date of this Agreement (the AFinancial Statements@). The Financial Statements fairly present the financial position of the Companies as of the dates thereof. The books and records, financial and other, of the Companies are in all material respects complete and correct. The parties agree that Current Liabilities of the Companies will not exceed $5,000 as of the date of closing and that Long Term Liabilities, Loans from Officers, will be cancelled as obligations of the Companies. The Companies do not now own, and at the closing date will not own, more than 5% percent of the issued and outstanding capital stock of any other corporation or an equity interest in any other entity.

(d) Ownership of the Companies' Stock. The Stockholders are, and will be on the closing date, the sole record and beneficial owners of all the issued and outstanding shares of the Companies' capital stock. At closing, the Companies' Stock will be transferred to SFAD by the Stockholders free and clear of all liens and encumbrances of any kind or nature.

(e) Undisclosed Liabilities. The Companies do not have any liabilities or obligations of any nature, fixed or contingent, mature or unmatured, that are not shown or otherwise provided for in the Financial Statements, except for liabilities and obligations arising subsequent to the date thereof in the ordinary course of business, none of which individually or in the aggregate will be materially adverse to the business or financial condition of the Companies. There are no material loss contingencies of the Companies that are not adequately provided for in the Financial Statements.

(f)       Materially Adverse Change. From the date of the Financial
Statements to the date of this Agreement, the businesses of the Companies have been and will be operated in the ordinary course and there has not been and or will be:

         (i) Any material adverse change in the business, condition (financial or otherwise), results of operations, prospects, properties, assets, liabilities,




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earnings or net worth of the Companies for such period or at any time during such period.

         (ii) Any material damage, destruction or loss (whether or not covered by insurance) affecting the Companies or their respective assets, properties or businesses.

         (iii) Any declaration, setting aside or payment of any dividend or other distribution in respect of any shares of the capital stock of the Companies or any direct or indirect redemption, purchase or other acquisition of any such stock or any agreement to do so.

         (iv) Any issuance or sale by the Companies, or agreement by the Companies or any of the the Companies' Stockholders, to sell or pledge any of the Companies' securities, nor have any irrevocable proxies been given with respect to the Companies' securities.

         (v) Any statute, rule, regulation or order adopted by any governmental body, agency or authority (including orders of regulatory authorities with jurisdiction over the Companies) that materially and adversely affects the Companies or their respective business or financial condition.

         (vi) Any material increase in the rate of compensation or in bonus or commission payments payable or to become payable to any of the salaried employees of the Companies;

         (vii) Any other events or conditions of any character that may reasonably be expected to have a materially adverse effect on the Companies or their respective businesses or financial condition.

(g) Litigation. There are no actions, suits, claims, investigations or legal administrative or arbitration proceedings pending or, to the knowledge of any of the Stockholders, threatened against any of the Companies, whether at law or in equity, or before or by any federal, state, municipal, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, nor do the Stockholders know of any basis for any such action, suit, claim, investigation or proceeding.

(h) Compliance: Governmental Authorizations. The Companies have complied in all material respects with all federal, state, local or foreign laws, ordinances, regulations and orders applicable to its business, including without limitation, federal and state securities, banking collection and consumer protection laws and regulations that, if not complied with, would materially and adversely affect their respective businesses. The Companies have all federal, state, local and foreign governmental licenses and permits necessary for the conduct of their respective businesses. Such licenses and permits are in full




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force and effect. The Stockholders know of no violations of any such licenses or permits. To the knowledge of the Stockholders, no proceedings are pending or threatened to revoke or limit the use of such licenses or permits.

(i) Tax Matters. The Companies have, or at the time of the Closing hereunder will have, filed all federal, state and local tax or related returns and reports due or required to be filed, which reports will accurately reflect in all material respects the amount of taxes due. The Companies have paid all amounts or taxes or assessments that would be delinquent if not paid as of the date of this Agreement, and will have paid such required amounts as of the Closing Date. There are no tax liens with respect to any properties owned by the Companies.

(j) Agreements. Schedule 4(j) contains a true and complete list and brief description of all the Companies' assets, material written or oral contracts, agreements, mortgages, obligations, understandings, arrangements, restrictions and other instruments to which any of the Companies is a party or by which any of the Companies or their assets may be bound. True and correct copies of all items set forth on Schedule 4(j) have been delivered to SFAD as part of SFAD's due diligence. No event has occurred that (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a material default by any of the Companies under any of the contracts or agreements set forth in Schedule 4(j). Neither of the Stockholders have knowledge of any material violations have occurred pursuant to any loan agreements to which any of the Companies is a party.

(k) Title to Property and Related Matters. The Companies have, and at the time of the Closing will have, good and marketable title to all of their properties, interests in properties and assets, real, personal and mixed, owned by it at the date of this Agreement, of any kind or character, free and clear of any liens or encumbrances, other than liens for taxes not yet due. Except for matters that may arise in the ordinary course of business, the assets of the Companies are in good operating condition and repair, reasonable wear and tear excepted. To the best of the knowledge of the Stockholders, there does not exist any condition that materially interferes with the use thereof in the ordinary course of the business of the Companies.

(l) Licenses: Trademarks: Trade Names. Schedule 4(l) sets forth all licenses, trademarks, trade names, service marks, copyrights, patents or any applications for any of the foregoing that relate to the business of the Companies, all of which are solely owned by the Companies, free and clear of any claims, liens or encumbrances.

(m) Due Authorization. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with any of provisions hereof, will violate in any material respect any




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order, writ, injunction or decree of any court or governmental authority, or violate or conflict with in any material respect or constitute a default under (or give rise to any right of termination, cancellation or acceleration under) any provisions of any note, bond, lease, mortgage, obligation, agreement, understanding, arrangement or restriction of any note, bond, lease, mortgage, obligation, agreement, understanding, arrangement or restriction of any kind to which either Stockholder or any of the Companies is a party or by which he, she or it may be bound. No approval, authorization, consent, order or other action of, or filing with, any person, firm or corporation or any court, administrative agency or other governmental authority is required in connection with the execution and delivery by the Stockholders of this Agreement or the consummation of the transactions described herein.

(n) Full Disclosure. The Stockholders have disclosed to SFAD in the Schedules to this Agreement or independently, or made available to SFAD, documents, books and records pertaining to, all events, conditions and facts materially affecting the properties, business and prospects of the Companies. At closing, the Stockholders will not have withheld disclosure of any events, conditions and facts that may materially and adversely affect the properties, businesses or prospects of the Companies.

(o) Brokerage Fees. The Stockholders represent to SFAD that they know of no person or entity entitled to a commission, broker's fee, finder's fee or other compensation in connection with this transaction other than Continental Business Sales, Inc., whose fee is being paid by SFAD. SFAD agrees to assume this Brokers Fee of $30,000 US Dollars which will be paid with SFAD 144 Restricted Stock based upon the appropriate number of shares, priced at $.07 cents. The Brokers Fee will be guaranteed for one year from the date of closing. The Stockholders agree to indemnify and hold SFAD harmless from any and all loss or damages, including a reasonable attorney's fee and court costs at all trial and appellate levels, arising out of any claim against SFAD for brokerage or other compensation by a party claiming such compensation by reason of its relationship with the Stockholders other than Continental Business Sales, Inc.

5. Representations and Warranties of SFAD. SFAD, as a material inducement to the Stockholders to enter into this Agreement and consummate the transactions contemplated hereby, makes the following representations and warranties to the Stockholders, which representations and warranties are true and correct in all material respects at this date, and will be true and correct in all material respects on the Closing Date as though made on and as of such date.

(a) Due Organization. SFAD is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. SFAD has the corporate power to own its property and to carry on its business as now presently conducted.





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(b)       SEC Reporting. From the first date that such reports were required of SFAD, SFAD has accurately and completely filed with the SEC all of its required Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and all other filings required by federal or state securities laws (the ASEC Filings@). As of their respective dates, none of the SEC Filings contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

(c) SFAD Financial Statements. The SFAD financial statements as contained in the SEC Filings fairly present the financial position of SFAD as of the respective dates thereof, and there has been no material change since the date thereof.

(d) Undisclosed Liabilities. SFAD has no liabilities or obligations of any nature, fixed or contingent, matured or unmatured, that are not shown or otherwise provided for in SFAD's financial statements or otherwise disclosed to the Stockholders.

(e) Due Authorization. Subject only to ratification of this Agreement by SFAD's Board of Directors, this Agreement has been duly authorized, executed, and delivered by SFAD, and constitutes a legal, valid, and binding obligation of SFAD, enforceable in accordance with its terms except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, and other similar laws relating to, limiting or affecting the enforcement of creditors rights generally or by the application of equitable principles. The execution, delivery and performance of this Agreement by SFAD will not violate or conflict within any material respect or constitute a default under any provisions of applicable law, SFAD's Articles of Incorporation or Bylaws, or any agreement or instrument to which SFAD is a party or by which it or its assets are bound. No consent of any federal, state, municipal or other governmental authority is required by SFAD for the execution, delivery or performance of this Agreement by SFAD. No consent of any party to any contract or agreement to which SFAD is a party or by which any of its property or assets are subject is required for the execution, delivery or performance of this Agreement by SFAD that has not been obtained at the date of this Agreement.

(f) Litigation. There are no actions, suits, claims, investigations or legal, administrative or arbitration proceedings pending against SFAD, its assets or business, whether at law or in equity, or before or by any federal, state, municipal, local foreign or other governmental department, commission, board, bureau, agency or instrumentality, nor does SFAD know or a threat of, or any basis for, any such action, suit claim, investigation or proceeding.

(g) Tax Matters. SFAD has filed all federal, state and local, tax or related returns and reports due or required to be filed, which reports accurately reflects in all material respects the amount of taxes due. SFAD has paid all taxes or




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assessments that have become due, other than taxes or charges being contested in good faith or not yet finally determined. SFAD is not aware of any tax liens with respect to any properties owned by SFAD.

(h) Full Disclosure. SFAD has not, at the Closing Date, and will not have at the Closing Date, withheld disclosure of any events, conditions, and facts of which it may have knowledge and that may materially and adversely affect the business or prospects of SFAD.

(i) No Approvals Required. No approval, authorization, consent, order of other action of, or filing with, any person, firm or corporation or any court, administrative agency or other governmental authority is required in connection with the execution and delivery by SFAD of this Agreement or the consummation of the transactions described herein, except to the extent that SFAD may be required to file reports in accordance with relevant regulations under federal and state securities laws.

7. Covenants of the Stockholders. Prior to Closing, the Stockholders shall cause the Companies to:

(a) Not engage in any practice, take any action, embark on any course of inaction, or enter into any transaction outside the ordinary course of business, without the prior written consent of SFAD.

(b) Keep the Companies' businesses and properties substantially intact, including their recent operations, physical facilities, working conditions, and relationships with lessors, licensers, suppliers, customers and employees.

(c) Not authorize any salary or compensation increase, dividends or loans to officers or directors without prior written consent of SFAD.

(d) Not contact any third party for the purpose of soliciting or arranging for the solicitation of any proposals involving a business combination, equity financing or sale of the Comapnies' outstanding capital stock or assets, issuance of additional securities, merger, consolidation or other capital transactions outside the ordinary course of the Companies' businesses.

8. Closing. The Closing shall occur on or before September 30, 1999, at SFAD's attorneys offices at such hour as mutually agreed to by the parties. SFAD may extend the Closing Date for up to 30 days upon demonstrating that there are reasonable circumstances delaying the Closing and evidence that SFAD is diligently pursuing the performance of, and compliance with, all conditions precedent to the obligations hereunder. At the Closing, the following transactions shall occur, all of such transactions being deemed to occur simultaneously:





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(a)      The Stockholders will deliver, or cause to be delivered, to SFAD the following:

         (i) Stock certificates for all the shares of capital stock of the Companies being transferred to SFAD hereunder, duly endorsed or with stock powers attached in blank.

         (ii) All corporate records of the Companies, including without limitation corporate minute books (which shall contain copies of the Articles of Incorporation and Bylaws, as amended to the Closing Date), stock books, stock transfer books, corporate seals, shares of stock of the Subsidiaries; and such other corporate books and records as may reasonably be requested by SFAD and its counsel.

         (iii) A certificate of good standing for each of the Companies from the Secretary of State of their state of incorporation, dated at or about the Closing Date, to the effect that such corporation is in good standing under the laws of such state.

         (iv) Names, addresses, and Social Security numbers of the Stockholders.

         (v) Such other instruments, documents and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement or that may be reasonably requested in furtherance of the provisions of this Agreement

         (vi) Provide evidence that the Companies' 1998 Corporate Tax Returns have been filed and that any and all tax due has been paid in full.


(b)       SFAD will deliver or cause to be delivered to the Stockholders:

         (i) Stock issuance instructions to SFAD's Transfer Agent for issuance of the SFAD Stock to the Stockholders for the Purchase Price, as well as for SFAD Freely Traded Stock shares to be issued pursuant to the Consulting Agreement.

         (ii) A Certificate from the Secretary of State of Delaware dated at or about the Closing Date that SFAD is in good standing under the laws of said state.

         (iii) Such other instruments, documents and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement, or that may be reasonably requested in furtherance of the provisions of this Agreement.





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9.        Conditions Precedent to Obligations of the Stockholders. All
obligations of the Stockholders under this Agreement are subject to the fulfillment, prior to or on the Closing Date (unless otherwise stated herein), of each of the following conditions:

(a) The Board of Directors of SFAD shall have approved the execution and delivery of this Agreement.

(b) The representations and warranties made by SFAD in this Agreement or in any certificates or documents delivered to the Stockholders pursuant to the provisions hereof shall be true in all respects at and as of the time of the Closing as though such representations and warranties were made at and as of such time.

(c) SFAD shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

10. Conditions Precedent to Obligations of SFAD. All obligations of SFAD under this Agreement are subject to the fulfillment, prior to or on the Closing Date (unless otherwise stated herein), of each of the following conditions:

(a) The representations and warranties made by the Stockholders in this Agreement or in any certificates or documents delivered to SFAD pursuant to the provisions hereof shall be true in all respects at and as of the time of the Closing as though such representations and warranties were made at and as of such time.

(b) The Consultant shall have performed and complied in all material respects with all covenants, agreements and conditions required by the Consulting Agreement to be performed or complied with by it prior to or at the Closing, relating to the responsibility to factually update the UFOC and complete the Applications and One Year State Registrations costs for the States set forth in the Consulting Agreement. Consultant shall deliver to SFAD, at closing, copies of the UFOC and the applications.

(c) The Stockholders shall have delivered to SFAD all of the Schedules referenced herein, and such Schedules and documents shall have been reasonably acceptable to SFAD.

(d) Any Due Diligence Examination by SFAD prior to the Closing Date shall not have resulted in the discovery of any materially adverse information concerning the business, condition (financial or otherwise), results of operations, prospects, properties, assets, liabilities, earnings or net worth of the Companies. The Financial Statements shall have been completed, at SFAD's expense, and




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received by SFAD with a CPA's opinion letter which bears no qualifications or exceptions.

(e) The Companies shall have (i) no liens or encumbrances of any nature on their assets, other than capital lease obligations that exist at the date of this Agreement; (ii) no violations in any material respect pursuant to any loan agreements; and (iii) no debt or other obligations except as described in the Schedules to this Agreement.

11. Nature of Representation and Warranties. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance on the representations, warranties, covenants and agreements contained in this Agreement or at the Closing of the transactions herein provided for, and any investigation that they might have made or any other representations, warranties, covenants, agreements, promises or information, written or oral, made by the other party or parties or any other person shall not be deemed a waiver of any branch of any such representation, warranty, covenant or agreement.

12. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered in person or sent by overnight courier delivery, confirmed facsimile transmission or prepaid first class registered or certified mail, return receipt requested, to the following addresses, or such other addresses as are given to the other parties to this Agreement in the manner set forth herein.

         If to SFAD, to:                 Barbara Tolley, President
                                         Safe Technologies International, Inc.
                                         249 Peruvian Avenue F-2
                                         Palm Beach, Florida 33480



         If to the Stockholders, to:     c/o Edwards & Angell, LLP
                                         Attn:  Peter Sheptak, Esq.
                                         250 Royal Palm Way
                                         Palm Beach, FL 33480

Any such notices shall be effective when delivered in person or sent by facsimile transmission, one business day after being sent by overnight courier delivery or three business days after being sent by registered or certified mail. Any of the foregoing addresses may be changed by giving notice of such change in the foregoing manner, except that notices for changes of address shall be effective only upon receipt.

13. Reversion In the event of a SFAD bankruptcy which occurs prior to the end of the term of the Stockholders' Lock Up Agreements, as contained in paragraph 3(a) of this Agreement, SFAD agrees to allow the rescission of this




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transaction by the Stockholders, subject to the orders of any applicable
Bankruptcy Court and/or the Securities Exchange Commission, and excluding any and all Franchises sold subsequent to closing hereunder.

14.      Miscellaneous.

(a) Further Assurances. At any time, and from time to time, after the Closing, each party will execute such additional instruments and take such further action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

(b) Expenses of the Transaction. Each party will bear their own legal expenses in connection with this transaction.

(c) Survival of Representations. All covenants, agreements, representations and warranties made herein shall survive the Closing through all applicable statutes of limitation. All covenants and agreements by or on behalf of the parties hereto that are contained or incorporated in this Agreement shall bind and inure to the benefit of the successors and assigns of all parties hereto.

(d) Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. It supersedes all prior negotiations, letters and understandings relating to the subject matter hereof.

(e) Amendment. This Agreement may not be amended, supplemented or modified in whole or in part except by an instrument in writing signed by the party of parties against whom enforcement of any such amendment, supplement or modification is sought.

(f) Assignment. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties.

(g) Choice of Law. This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of Florida.

(h) Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this agreement.

(i) Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the context may require.





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



(j) Number and Gender. Words used in this Agreement, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

(k) Effect of Waiver. The failure of any party at any time or times to required performance of any provisions of this Agreement will in no manner affect the right to enforce the same. The waiver by any party of any breach of any provision of this Agreement will not be construed to be a waiver by any such party of any succeeding breach of that provision or a waiver by such party of any breach of any provision.

(l) Enforcement. Should it become necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, the successful party will be awarded reasonable attorney's fees at all trial appellate levels, expenses and costs. Any suit , action or proceeding with respect to this Agreement shall be brought in the courts of Palm Beach County in the State of Florida or in the U.S. District Court for the Southern District of Florida. The parties hereto hereby accept the exclusive jurisdiction of those courts for the purpose of any such suit, action or proceeding. The parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any objection that any of them may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in Palm Beach County, Florida, has been brought in an inconvenient forum.

(m) Specific Performance. The parties hereto acknowledge and agree that any party's remedy at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and such breach or threatened breach shall be per se deemed as causing irreparable harm to such party. Therefore, in the event of such breach or threatened breech, the parties hereto agree that, in addition to any available remedy at law, including but not limited to monetary damages, an aggrieved party, without posting any bond, shall be entitled to obtain, and the offending party agrees not to oppose the aggrieved party's request for, equitable relief in the form of specific enforcement, temporary restraining order, temporary or permanent injunction, or any other equitable remedy that may then be available to the aggrieved party.

(n) Binding Nature. This Agreement will be binding upon and will inure to the benefit of any successor or successors of the parties hereto.

(o) No Third-Party Beneficiaries. No person shall be deemed to possess any third-party beneficiary right pursuant to this Agreement. It is the intent of the parties hereto that no direct benefit to any third party is intended or implied by the execution of this Agreement.





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


(p) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

IN WITNESS THEREOF, the parties have executed this Agreement on the date first above written.


SAFE TECHNOLOGIES INTERNATIONAL, INC.


BY:  /s/ Barbara L. Tolley
     -------------------------------
         Barbara L. Tolley, President


    /s/ John D. Colodny
  ----------------------------------
        JOHN D. COLODNY


    /s/ Ruth Ann Saunders
------------------------------------
        RUTH ANN SAUNDERS


List of Schedules:


Schedule 4(a)              The Companies' Articles of Incorporation & By-Laws

Schedule 4(c)              The Companies' Financial Statements

Schedule 4(j)              The Companies' Assets, Inventory and Agreements

Schedule 4(l)              The Companies' Licenses, Trademarks, Trade Names





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